EXHIBIT 10.20

SEPTEMBER 21, 2011

FIRST AMENDMENT TO LEASE AGREEMENT

Re: Lease Agreement dated December 28, 2010, by and between STONECLIFF OFFICE, L.P., as Lessor, and PAIN THERAPEUTICS, INC., as Lessee, (herein after referred to as the “Lease Agreement”), demising 5,679 rentable square feet of space locally known as Suite 260 in the StoneCliff building, located at 7801 Capital of Texas Highway, Austin, Travis County, Texas, 78731.

This First Amendment shall amend and modify the Lease Agreement as follows:

1.	Lease Term. Lessor and Lessee acknowledge and agree that Lessee’s lease term shall be extended twenty-eight (28) months from the current expiration of March 31, 2012 to July 31, 2014.

2.	Base Rent. Effective April 1, 2012, Lessee shall pay to Lessor Base Rent as set forth in the rent schedule below:

Term	Monthly Rent	Term Rent	Annual Rent psf
04/01/2012 to 05/31/2012	$0.00	$0.00	$0.00
06/01/2012 to 05/31/2013	$11,358.00	$136,296.00	$24.00
06/01/2013 to 07/31/2013	$0.00	$0.00	$0.00
08/01/2013 to 07/31/2014	$11,594.63	$139,135.50	$24.50

3.	Additional Rents. Effective April 1, 2012 Lessee’s expense stop shall adjust to a 2012 Base Year.

Except as provided to the contrary herein, all the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby. Each party hereby acknowledges that the other is not in default under the Lease Agreement in any respect. Each signatory hereto represents and warrants that he or she is authorized to execute this document and that upon said execution by both parties, this document will constitute the binding obligation of the party on behalf of whom such person has signed, without the necessity of joinder of any other person or entity.

EXECUTED on the dates set forth below our respective signatures.

LESSOR:	LESSEE:

STONECLIFF OFFICE, L.P.	PAIN THERAPEUTICS, INC.

By:	By:
Darrell R. Spaulding
Executive Vice President	Name:
Kucera Management, Inc.
As Authorized Managing Agent	Title:

Date:	Date: